EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in the Registration Statements on Form S-8, File Nos. 333-45690, 333-81167 and 333-27481, of our
report dated January 23, 2004, contained in the Annual Report to Shareholders of Oak Hill Financial, Inc., which is incorporated by reference in this Form 10-K.


/s/ Grant Thornton LLP

Cincinnati, Ohio
March 9, 2004


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